UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 20, 2006

COLEY PHARMACEUTICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51472	06-1506689
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

93 Worcester Street, Suite 101

Wellesley, MA 02481

(781) 431-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a), (b), (c), (d) and (f): Not applicable.

(e) On December 20, 2006, the Compensation Committee of the Board of Directors of Coley Pharmaceutical Group, Inc. (“Coley”) adopted the 2007 Long-Term Incentive Plan (the “Plan”), pursuant to which Coley’s executive officers are eligible annually to receive options to purchase shares of Coley common stock if certain performance milestones are achieved during a calendar year. The Plan will be administered by the Compensation Committee of the Board of Directors. The objectives of the Plan are to:

•	Reward employees for the long-term success of Coley;

•	Attract and retain key employees; and

•	Align shareholder and employee interests.

The Compensation Committee will consider several factors when determining the number of stock options to grant to an employee, including:

•	Company and individual performance;

•	Competitiveness of current compensation; and

•	Current ownership levels.

Pursuant to the Plan, the following annual option grant targets have been established for the Company’s executive officers:

•	Robert L. Bratzler, Ph.D., President and Chief Executive Officer, will be eligible to receive a target of 93,000 options;

•	Charles H. Abdalian, Jr., Senior Vice President, Finance and Chief Financial Officer, will be eligible to receive a target of 40,000 options;

•	Arthur M. Krieg, M.D., Senior Vice President, Research and Development and Chief Scientific Officer, will be eligible to receive a target of 40,000 options; and

•	Ferdinand E. Massari, M.D., Senior Vice President, Drug Development and Chief Medical Officer, will be eligible to receive a target of 40,000 options.

At their discretion, the members of the Compensation Committee of the Board of Directors have the ability to grant stock options to these executive officers in amounts that are below or above the target, or not at all, based on the stock grant criteria set forth above.

The effective date of the Plan is January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLEY PHARMACEUTICAL GROUP, INC.

Dated: December 26, 2006	By:	/s/ Charles H. Abdalian, Jr.
Charles H. Abdalian, Jr. Chief Financial Officer